Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 11, 2025, relating to the consolidated financial statements of Canterbury Park Holding Corporation, appearing in the Annual Report on Form 10-K of Canterbury Park Holding Corporation for the year December 31, 2024. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Wipfli LLP

Minneapolis, Minnesota

September 15, 2025